UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 17, 2020

COLONY CAPITAL, INC.
(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-37980	46-4591526
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
515 South Flower Street, 44th Floor
Los Angeles, California 90071
(Address of Principal Executive Offices, Including Zip Code)
(310) 282-8820
Registrant’s telephone number, including area code:
N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Class A Common Stock, $0.01 par value	CLNY	New York Stock Exchange
Preferred Stock, 7.50% Series G Cumulative Redeemable, $0.01 par value	CLNY.PRG	New York Stock Exchange
Preferred Stock, 7.125% Series H Cumulative Redeemable, $0.01 par value	CLNY.PRH	New York Stock Exchange
Preferred Stock, 7.15% Series I Cumulative Redeemable, $0.01 par value	CLNY.PRI	New York Stock Exchange
Preferred Stock, 7.125% Series J Cumulative Redeemable, $0.01 par value	CLNY.PRJ	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 1.01    Entry into a Material Definitive Agreement.

Strategic Minority Investment Transaction Completed

On July 17, 2020, and pursuant to the letter agreement previously announced on July 13, 2020, Colony Capital, Inc., a Maryland corporation (the “Company”), together with Colony Capital Operating Company, LLC, a Delaware limited liability company and the Company’s operating company (“CCOC”), and certain of its subsidiaries, entered into a series of agreements with affiliates of Wafra, Inc., a Delaware corporation (collectively, “Wafra”), pursuant to which, among other things, Wafra made a minority investment (the “Equity Investment”) in Digital Colony Management Holdings, LLC, a newly formed Delaware limited liability company and subsidiary of the Company (the “Venture”), which operates the Company’s digital investment management business (“Digital Colony IM”), as described below. Following the receipt of certain post-closing regulatory approvals, the Equity Investment, along with the investment made pursuant to the Carry Investment Agreement (as defined below), will represent an approximate 31.5% interest (the “Interest Percentage”) in, and implies an $805 million total valuation of, Digital Colony IM. In connection with the Equity Investment, Wafra is entitled to participate in net management fees and performance fees generated by Digital Colony IM.

In addition, pursuant to the Carried Interest Participation Agreement (as defined below), Wafra will receive the Interest Percentage of net carried interest (i.e., after allocation of carried interest to the management team) (the “Carried Interest Participation Rights”) from funds in which it makes Sponsor Commitments (as defined below). In exchange for the Equity Investment, the Carried Interest Participation Rights and the Warrants (as described below), Wafra paid to the Company $253.6 million in total cash consideration at closing on July 17, 2020 and agreed to make an additional one-time payment of approximately $29.9 million if the run-rate EBITDA of Digital Colony IM as of December 31, 2020, is equal to or greater than $72.0 million, which would imply a $900 million Digital Colony IM valuation.

Concurrently with the Equity Investment, Wafra agreed to make limited partnership commitments (“Sponsor Commitments”) to current and future Digital Colony IM investment products. Wafra is expected to assume up to $150.0 million (including $60.0 million that was committed by Wafra on July 17, 2020) in Sponsor Commitments made or to be made by affiliates of the Company to the Company’s Digital Colony Partners fund and the next two anticipated Digital Colony vehicles. In addition, Wafra will participate in the Company’s future Sponsor Commitments on a pro rata basis with the Company, based on the Interest Percentage and subject to certain caps.

Further, in connection with the foregoing transactions, on July 17, 2020, the Company issued to Wafra Strategic Holdings LP, a Wafra affiliate (the “Warrantholder”), five warrants (each, a “Warrant,” and collectively, the “Warrants”) to purchase up to an aggregate of 5% (on a fully-diluted, post-transaction basis) of the Company’s Class A Common Stock, $0.01 par value per share (the “Class A Common Shares”). Each Warrant entitles the Warrantholder to purchase up to 5,352,000 Class A Common Shares (subject to certain customary adjustment provisions as described therein), with staggered strike prices for each Warrant ($2.43, $3, $4, $5 and $6 per share, respectively) and are exercisable until July 17, 2026.

Pursuant to the transaction documents described herein, Wafra has customary minority rights and certain other structural protections designed to protect its interests, including:

1.
Wafra's economic participation in respect of Digital Colony IM encompasses (i) funds managed by the Company or Digital Colony that primarily invest in digital infrastructure, which would include any new fund strategies, (ii) the Company’s balance sheet investments in digital infrastructure in which Wafra elects to participate, (iii) any other business operated under the Digital Colony name or that is managed by the Venture, and (iv) any other Company investment management business for which the resources or assets of Digital Colony are utilized in a material manner. For purposes of clarity, certain investments are excluded from Digital Colony IM, including investments in Digital Colony vehicles held by the Company, Marc C. Ganzi, the Company’s Chief Executive Officer and President, and Ben Jenkins, the Chairman and Chief Investment Officer of the Company’s digital segment, and other Digital Colony personnel.

2.
To further enhance alignment of interests with Digital Colony IM, on July 17, 2020, the Company entered into an amended and restated restrictive covenant agreement (each, an “A&R Restrictive Covenant Agreement”) with each of Messrs. Ganzi and Jenkins pursuant to which each of Messrs. Ganzi and Jenkins agreed to (x) enhanced non-solicitation provisions and (y) extend the term of existing non-competition agreements from one year to two years from the termination for cause or departure without good reason.

In addition, pursuant to the Investment Agreement, the Company and Wafra may establish a performance-based management incentive equity plan for the Venture, with costs of such plan (including any dilution of equity ownership in the Venture) to be borne ratably by the Company and Wafra. If established, Messrs. Ganzi and Jenkins are expected to be eligible to participate in such management incentive plan. In addition, the Company and Wafra have certain participation rights (up to 31.5%) in the event of a resignation without good reason or termination of employment for cause of either Messrs. Ganzi or Jenkins in any business competitive with the Digital Colony IM business that is created, owned or operated by either Messrs. Ganzi or Jenkins, within a certain period of time post-departure. On July 17, 2020, each of Messrs. Ganzi and Jenkins entered into an acknowledgment letter (each, an “Acknowledgment Letter”) with the Company, Wafra Subscriber and Wafra Participant (as defined below) for the purposes of granting such participation rights to the Company and Wafra.

3.
Pursuant to the Investor Rights Agreement (as defined below) and the Carried Interest Participation Agreement, Wafra has customary preemptive rights with respect to the issuance of debt/equity securities by the Venture or economic rights, a five-year lockup on the Equity Investment, certain additional transfer restrictions on the Equity Investment and the Carried Interest Participation Rights, subject to certain exceptions, and certain redemption rights in favor of Wafra. The redemption rights will be triggered upon the occurrence of certain events including key person or cause events under the governing documentation of certain Digital Colony investment vehicles and, for a limited period, upon Mr. Ganzi and Mr. Jenkins ceasing to fulfill certain time and attention commitments to the Digital Colony IM business. In addition, the Investor Rights Agreement and the Carried Interest Participation Agreement provide customary tag-along rights and drag-along rights with respect to the Equity Investment and the Carried Interest Participation Rights, which, if triggered upon the occurrence of certain change of control events, are subject to certain minimum return thresholds for Wafra.

4.
The Venture will be controlled by the Company and managed by a board of managers initially comprised of five managers designated by CCOC (which board, upon the receipt of certain post-closing regulatory approvals, will be increased to a total of six managers with the sixth manager designated by Wafra), subject to customary minority rights for Wafra in connection with certain major decisions.

Additionally, pursuant to the Investor Rights Agreement and the Carried Interest Participation Agreement, under certain circumstances following such time as the Digital Colony IM business comprises 90% or more of the Company's assets, the Company agreed to use commercially reasonable efforts to cooperate with Wafra to facilitate the conversion of Wafra's Interest Percentage into Class A Common Shares of the Company (or any applicable publicly traded parent company or vehicle). There can be no assurances that such conversion would occur or on what terms and conditions such conversion would occur, including whether such conversion, if it did occur in the future, would have any adverse impact on the Company, the Company’s stock price, governance and other matters.

Pursuant to the Investment Agreement, the Equity Investment consists of a 9.9% common equity investment in the Venture and a preferred equity investment in the Venture that, upon the receipt of certain post-closing regulatory approvals, will automatically convert to common equity such that Wafra will own an aggregate of 31.5% of the common equity interests in the Venture. In the event that certain post-closing regulatory approvals are not received within 12 months following the consummation of the Equity Investment (which period may be extended for up to an additional three months under certain circumstances), the Venture has the right to redeem the entirety of the Equity Investment (in which case, the Carried Interest Participation Rights will terminate), and the Company has the right to cancel the Warrants. If such redemption right is exercised, Wafra will have a redemption right with respect to any Sponsor Commitments previously made.

Pursuant to the Investment Agreement, the Company and Wafra will cooperate and use their reasonable best efforts to obtain the approval of the Committee on Foreign Investment in the United States with respect to the Equity Investment as promptly as practicable following the consummation of the transactions contemplated by the Investment Agreement, subject to certain limitations.

In addition to the Warrants, the A&R Restrictive Covenant Agreements and the Acknowledgment Letters, the transactions described above were completed pursuant to the terms of (i) an Investment Agreement, dated as of July 17, 2020 (the “Investment Agreement”), among the Company, CCOC, and W Catalina (S) LLC, a Delaware limited liability company and an affiliate of Wafra (the “Wafra Subscriber”), (ii) a Carry Investment Agreement, dated as of July 17, 2020 (the “Carry Investment Agreement”), among CCOC and W Catalina (C) LLC, a Delaware limited liability company and an affiliate of Wafra (the “Wafra Participant”), (iii) an Investor Rights Agreement, dated as of July 17, 2020 (the “Investor Rights Agreement”), by and among Wafra Subscriber, the Venture, Colony Capital

Digital Holdco, LLC, Colony DC Manager, LLC, CCOC and, for certain limited purposes, the Company, (iv) a Carried Interest Participation Agreement, dated as of July 17, 2020 (the “Carried Interest Participation Agreement”), by and among Colony DCP (CI) Bermuda, LP, Colony DCP (CI) GP, LLC, CCOC, the Company, Wafra Subscriber and Wafra Participant, and (v) certain related agreements.

The foregoing descriptions of each of the Investment Agreement, Carry Investment Agreement, Investor Rights Agreement, Carried Interest Participation Agreement, A&R Restrictive Covenant Agreement with Mr. Ganzi, Acknowledgment Letter with Mr. Ganzi and the Warrants is not complete and is qualified in its entirety by the actual terms of such agreement, which are filed (or, in the case of the Warrants, a form of which is filed) as Exhibits 10.1, 10.2, 10.3, 10.4, 10.5, 10.6 and 4.1, respectively to this Current Report on Form 8-K and are incorporated by reference herein.

5.75% Exchangeable Senior Notes Offering Closed

On July 21, 2020, CCOC (as the “Issuer”) issued $300,000,000 aggregate principal amount of its 5.75% Exchangeable Senior Notes due 2025 (the “Notes”), including $40,000,000 aggregate principal amount of Notes issued pursuant to the option granted to the initial purchasers to purchase additional Notes. The terms of the Notes are governed by an Indenture, dated as of July 21, 2020 (the “Indenture”), among the Issuer, the Company and The Bank of New York Mellon, as trustee. The Notes were sold in in the United States only to accredited investors pursuant to an exemption from the Securities Act of 1933, as amended (the “Securities Act”), and subsequently resold to qualified institutional buyers pursuant to Rule 144A.

The Issuer estimates that the net proceeds from this offering, after deducting underwriting discounts and commissions and estimated offering expenses payable by the Issuer, will be approximately $290.3 million. The Issuer intends to use the net proceeds either to repurchase a portion of the Company’s 3.875% Convertible Senior Notes due 2021 (the “2021 Notes”) prior to maturity or to repay the 2021 Notes at maturity, and if any net proceeds remain, for general corporate purposes. As of July 23, 2020, the Company repurchased $284,436,000 aggregate principal amount of the 2021 Notes for a purchase price of $283,908,608.25, which amount includes accrued and unpaid interest.

The Issuer may redeem the Notes, at its option, in whole or in part, on any business day on or after July 21, 2023 if the last reported sale price of the Company’s Class A Common Shares has been at least 130% of the exchange price then in effect for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period ending on, and including, the trading day immediately preceding the date on which the Issuer provides notice of redemption at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date.

The Notes will mature on July 15, 2025, unless earlier redeemed, repurchase or exchanged. The Notes are exchangeable at any time into Class A Common Shares at the applicable exchange rate, which will initially be equal to 434.7826 Class A Common Shares per $1,000 principal amount of Notes (equivalent to an exchange price of approximately $2.30 per Class A Common Share, representing a 25% exchange premium based on the closing price of the Class A Common Shares of $1.84 per share on July 16, 2020). The initial exchange rate is subject to adjustment upon the occurrence of certain events, but will not be adjusted for any accrued and unpaid interest.

The foregoing description is qualified in its entirety by the full text of the Indenture, a copy of which is attached hereto as Exhibit 4.2. The terms of the Indenture, including the form of the Notes attached hereto as Exhibit 4.3, are incorporated herein by reference.

In connection with the issuance and sale of the Notes, on July 21, 2020, the Issuer and the Company also entered into a registration rights agreement (the “Registration Rights Agreement”) with the initial purchasers of the Notes.
Pursuant to the Registration Rights Agreement, the Company has agreed that it will:

•
if the Company is a “well-known seasoned issuer,” or WKSI, on the 90th day after the original issuance of the Notes, file a shelf registration statement (which shall be an automatic shelf registration statement if the Company is then a WKSI) or a resale prospectus supplement to an effective shelf registration statement with the Securities and Exchange Commission (the “SEC”) on or about the first business day following such 90th day, covering resales of the Class A Common Shares, if any, issuable upon exchange of the Notes;

•
if the Company is not a WKSI on such 90th day, use commercially reasonable efforts to cause the shelf registration statement or resale prospectus supplement to become effective within 180 days after the first date of original issuance of the Notes; and

•
use its commercially reasonable efforts to keep the shelf registration statement or resale prospectus effective until the earlier of (i) the 30th trading day immediately following the maturity date of the Notes (subject to extension in certain circumstances); and (ii) the date on which there are no longer any Notes or “restricted” shares (within the meaning of Rule 144 under the Securities Act) of Class A Common Shares issued upon exchange of Notes outstanding.

If the Issuer does not fulfill certain of its obligations under the Registration Rights Agreement with respect to the Notes, the Issuer will be required to pay additional interest to holders of the Notes. If a holder of the Notes exchanges some or all of its Notes for Class A Common Shares, such holder will not be entitled to additional interest with respect to Class A Common Shares. However, if a holder of the Notes exchanges its Notes when there exists a registration default with respect to Class A Common Shares, the Issuer will increase the applicable exchange rate by 3% instead of paying any additional interest on such Class A Common Shares.

The foregoing description is qualified in its entirety by the full text of the Registration Rights Agreement, a copy of which is attached hereto as Exhibit 10.7. The terms of the Registration Rights Agreement are incorporated herein by reference.

Item 2.03.    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information in Item 1.01 of this Current Report on Form 8-K with respect to the Indenture and the issuance of the Notes by the Issuer is incorporated by reference into this Item 2.03.

Item 3.02    Unregistered Sales of Equity Securities.

The information in Item 1.01 of this Current Report on Form 8-K with respect to the Warrants is incorporated by reference into this Item 3.02. The Warrants were offered, issued and sold in a private placement pursuant to the exemption from registration provided by Section 4(a)(2) of the Securities Act. In connection with the offer, issuance and sale of the Warrants, the Warrantholder represented, among other things, that it is an “accredited investor” within the meaning of Regulation D under the Securities Act, and that it is not acquiring the Warrants with a view to the public resale or distribution thereof within the meaning of the Securities Act.

Cautionary Statement Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the federal securities laws. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” or “potential” or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. You can also identify forward-looking statements by discussions of strategy, plans or intentions. Forward-looking statements involve known and unknown risks, uncertainties, assumptions and contingencies, many of which are beyond the Company’s control, and may cause the Company’s actual results to differ significantly from those expressed in any forward-looking statement. Factors that might cause such a difference include, without limitation, the impact of COVID-19 on the U.S. and global economy, including the duration and extent of the impact of COVID-19 on the operating performance of the Company’s real estate businesses and investments, the Company’s ability to successfully transition to a digital focused strategy, the Company’s liquidity, whether the Company will realize the anticipated benefits of the Equity Investment, Sponsor Commitment and the transactions related thereto in full or at all, whether regulatory approvals sought pursuant to the Investment Agreement will be obtained within the time period contemplated or at all, the potential impact to the Company (including among others any potential impact to the Company’s liquidity position) if a redemption obligation is triggered that requires the Company repurchase Wafra’s interest, whether the Company would be able to obtain capital necessary to fund a repurchase of Wafra’s interest if required, the ability of the Digital Colony IM to meet the performance criteria related to the potential further investment by Wafra, the Company’s ability to raise capital and the pace and fund raising of potential new digital vehicles, the magnitude of Sponsor Commitments that will be made by Wafra in current and future vehicles, the impact of dilution to holders of Class A Common Shares in connection with the Warrants, the Company's ability to continue to acquire the 2021 Notes, and other risks and uncertainties, including those detailed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 and the Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, each under the heading “Risk Factors,” as such factors may be updated from time to time in our subsequent periodic filings with the U.S. Securities and Exchange Commission (“SEC”). All forward-looking statements reflect the Company’s good faith beliefs, assumptions and expectations, but they are not guarantees of future performance. Additional information about these and other factors can be found in the Company’s reports filed from time to time with the SEC.

The Company cautions investors not to unduly rely on any forward-looking statements. The forward-looking statements speak only as of the date of this Current Report on Form 8-K. The Company is under no duty to update any of these forward-looking statements after the date of this Current Report on Form 8-K, nor to conform prior statements to actual results or revised expectations, and the Company does not intend to do so.
Item 9.01    Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.		Description
4.1		Form of Class A Common Stock Purchase Warrant of Colony Capital, Inc.
4.2		Indenture, dated as of July 21, 2020, among Colony Capital Operating Company, LLC, Colony Capital, Inc. and The Bank of New York Mellon, as trustee
4.3		Form of 5.75% Exchangeable Senior Notes due 2025 (included in Exhibit 4.2)
10.1	*
Investment Agreement, dated as of July 17, 2020, by and among W-Catalina (S) LLC, Colony Capital Operating Company, LLC, Colony Capital, Inc. (for the limited purposes set forth therein) and the Initial Wafra Representative (as defined therein)

10.2	*
Carry Investment Agreement, dated as of July 17, 2020, by and among W-Catalina (C) LLC, Colony Capital Operating Company, LLC, Colony DCP (CI) Bermuda, LP, a Bermuda limited partnership, Colony DCP (CI) GP, LLC

10.3	*
Investor Rights Agreement, dated as of July 17, 2020, by and among Colony Capital, Inc., Colony Capital Operating Company, LLC, Colony Capital Digital Holdco, LLC, Colony DC Manager, LLC and W-Catalina (S) LLC

10.4	*
Carried Interest Participation Agreement, dated as of July 17, 2020, by and among Colony DCP (CI) Bermuda, LP, Colony DCP (CI) GP, LLC, Colony Capital, Inc., Colony Capital Operating Company, LLC, W-Catalina (S) LLC and W-Catalina (C) LLC

10.5		Amended and Restated Restrictive Covenant Agreement, dated as of July 17, 2020, by and between Colony Capital, Inc. and Marc Ganzi
10.6		Acknowledgment Letter, dated as of July 17, 2020, by and among Marc Ganzi, W-Catalina (S) LLC, W-Catalina (C) LLC and Colony Capital, Inc.
10.7		Registration Rights Agreement, dated as of July 21, 2020, by and among Colony Capital Operating Company, LLC, Colony Capital, Inc. and the initial purchasers party thereto
104		Cover Page Interactive Data File (embedded within the Inline XBRL document)
*Schedules and exhibits to such agreements have been omitted from this filing pursuant to Item 601(a)(5) of Regulation S-K. The Registrant will furnish copies of such schedules and exhibits to the SEC upon request.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	July 23, 2020	COLONY CAPITAL, INC.

		By:	/s/ Jacky Wu
Jacky Wu
Chief Financial Officer and Treasurer